Exhibit 99.1

MIM Reports 23% Increase in Net Income for Fourth Quarter 2004;
Specialty Revenues Increase 40%

Merger Expected to Close by Mid-March

     ELMSFORD, NY — February 17, 2005 — MIM Corporation (NASDAQ:MIMS) (CBOE:OQX) (PCX:OQX), a pharmaceutical healthcare organization, today reported fourth quarter and 2004 results.

     Financial Highlights

•	Fourth quarter net income increased 23% over 4Q03 on a reported basis

•	Fourth quarter total revenues increased 23% over 4Q03

•	Fourth quarter Specialty revenues increased 40% over 4Q03

•	Fourth quarter total prescriptions dispensed increased 26% over 4Q03

     Richard H. Friedman, Chairman and Chief Executive Officer commented, “We delivered a strong quarter in an environment challenged by reimbursement pressure. We continue to grow our revenue base through expanded customer relationships and increased penetration in existing accounts.”

     Revenues for fourth quarter 2004 increased 23% to $166.8 million compared to $135.7 million in fourth quarter 2003. Fourth quarter Specialty revenues grew 40% to $67.7 million compared to $48.3 million for the same period last year. PBM Services revenues for the quarter, which include traditional mail service, increased 13% to $99.1 million compared to $87.5 million for the same period last year. Fourth quarter 2004 total adjusted prescriptions dispensed increased 26% to 962,000 over fourth quarter 2003.

     Gross profit for the quarter was $17.6 million, or 10.6% compared to $15.3 million, or 11.2% a year ago. The decrease in gross profit percentage reflects pricing pressures experienced generally, and particularly in IVIG.

     Selling, general and administrative expenses were $14.9 million for fourth quarter 2004 compared to $13.1 million for the same period a year ago. Excluding the one-time items referred to in the reconciliation tables, selling, general and administrative expenses for fourth quarter 2004 and 2003 were $13.9 million and $11.6 million, respectively. (1)

     The Company recently announced its settlement with Value Options of Texas, Inc., a former PBM customer. As a result of that settlement, MIM recorded a one-time after tax charge of approximately $535,000 or $0.02 per diluted share in its fourth quarter and 2004 results.

     Operating income for fourth quarter increased 11% to $1.9 million compared to $1.7 million a year ago.

     Net income for fourth quarter increased 23% to $1.2 million or $0.05 per diluted share compared to $1.0 million or $0.04 per diluted share for fourth quarter 2003. Excluding the Value Options settlement and non-capitalizable acquisition costs, net income for fourth quarter 2004 was $1.8 million, or $0.08 per diluted share. (1)

     2004 revenues increased 7% to $630.5 million compared to $588.8 million for the prior year. Excluding the loss of TennCare PBM and Synagis distribution revenues, 2004 revenues increased 24% over the prior year. (1)

     2004 Specialty revenues increased 30% to $251.5 million from $193.2 million for 2003. Adjusted for the loss of Synagis distribution revenues, 2004 Specialty revenues increased 40% over 2003. (1) This increase includes 11 months of revenues associated with the Company’s acquisition of Natural Living.

     2004 revenues from PBM Services, which include mail service, decreased 4% overall, primarily due to the loss of TennCare PBM revenues. 2004 PBM Services revenues were $379.0 million compared to $395.5 million in 2003. 2003 TennCare PBM revenues were $67.8 million. That revenue loss was offset by a $51.3 million increase in the Company’s 2004 PBM Services business. Revenues from PBM Services grew 16% in fiscal 2004, excluding the results of TennCare PBM revenues in 2003. (1)

     Gross profit for fiscal 2004 was $68.2 million, or 10.8% compared to $68.5 million, or 11.6% in 2003. Excluding the results from the loss of TennCare PBM and Synagis distribution revenues, gross profit for 2004 and 2003 were $67.9 million or 10.8% and $62.0 million or 12.2%, respectively. (1)

     Selling, general and administrative expenses for 2004 were $52.8 million compared to $50.6 million for 2003. Excluding the one-time items referred to in the reconciliation tables, selling, general and administrative expenses for 2004 and 2003 were $51.9 million and $47.5 million, respectively. (1)

     Operating income for 2004 was $12.3 million compared to $16.0 million for 2003. Excluding one-time items, adjusted operating income for 2004 and 2003 were $13.0 million and $12.7 million, respectively. (1)

     Net income for 2004 was $7.0 million, or $0.31 per diluted share compared to $9.1 million, or $0.40 per diluted share for the prior year. Excluding the one-time items referred to in the reconciliation tables, adjusted net income for 2004 and 2003 were $7.5 million, or $0.33 per diluted share and $7.1 million, or $0.31 per diluted share, respectively. (1)

     Days sales outstanding decreased to 36 days at December 31, 2004 from 37 days at September 30, 2004.

     The Company generated $3.3 million in operating cash flow for the year. Stockholders’ equity as of December 31, 2004 increased to $115.7 million from $107.2 million at the end of 2003. MIM reduced the outstanding balance on its line of credit to $7.3 million from $8.2 million at September 30, 2004.

     “We are entering into the Chronimed merger with a strong business,” concluded Mr. Friedman. “We are confident that the combination of our complementary models will provide an ideal platform for continued growth. We will be well positioned to leverage our scale and aggressively pursue market opportunities.”

     It is anticipated that MIM’s merger with Chronimed will close on March 11, 2005, subject to shareholder approval.

     MIM Corporation will host a conference call to discuss results today at 10:00 AM ET. Interested parties may participate in the conference call by dialing 800-288-8961 (US), or 612-332-0636 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available from 1:30 PM ET on February 17 through 11:59 PM ET on February 24, by dialing 800-475-6701 (US), or 320-365-3844 (International), and entering access code 768144. A webcast of the conference call will also be available under the investor information section of the MIM Corporation website, www.mimcorporation.com.

MIM Corporation (www.mimcorporation.com) is a pharmaceutical healthcare organization delivering innovative pharmacy benefit and healthcare solutions that provide results beyond expectations. We excel by harnessing our clinical expertise, sophisticated data management, and therapeutic fulfillment capability, and combine it with our dedicated, responsive team of professionals that understands our partners’ needs. The result is cost-effective solutions enhancing the quality of patient life.

This press release may contain statements which constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company. Investors are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward looking statements as a result of various factors. Important factors that could cause such differences are described in the Company’s periodic filings with the Securities and Exchange Commission.

Contacts:
Barry A. Posner	Rachel Levine
Executive Vice President	Investor Relations
MIM Corporation	The Anne McBride Co.
914-460-1638	212-983-1702 x207
Email: bposner@mimcorporation.com	Email: rlevine@annemcbride.com

(1)	See Table of Reconciliation for the differences between the non-GAAP financial measures and the most directly comparable GAAP measures. As required by Regulation G, the Company has provided a quantitative comparison between the GAAP and disclosed non-GAAP financial measures. The non-GAAP measures presented provide important insight into the ongoing operations and a meaningful comparison of revenue, gross profit, selling, general and administrative expenses, operating income, net income and earnings per share.

FINANCIAL TABLES AND SUPPLEMENTAL DATA FOLLOW

MIM Corporation and Subsidiaries
Consolidated Balance Sheets

(In thousands, except share amounts)

	December 31, 2004	December 31, 2003
ASSETS	(Unaudited)
Current assets
Cash and cash equivalents	$2,957	$9,428
Receivables, less allowance for doubtful accounts of $3,240 and $3,870 at December 31, 2004 and December 31, 2003, respectively	65,439	60,861
Inventory	11,897	8,553
Prepaid expenses and other current assets	2,112	2,160
Short term deferred taxes	2,798	3,235

Total current assets	85,203	84,237
Property and equipment, net	4,300	5,247
Long term deferred taxes, net	2,383	4,554
Other assets and investments	427	514
Goodwill, net	74,874	61,085
Intangible assets, net	19,285	15,554

Total assets	$186,472	$171,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of capital lease obligations	$35	$399
Line of credit	7,303	—
Accounts payable	20,012	16,857
Claims payable	28,659	27,359
Payables to plan sponsors	2,217	11,228
Accrued expenses and other current liabilities	12,563	8,111

Total current liabilities	70,789	63,954

Capital lease obligations, net of current portion and other current liabilities	—	35

Total liabilities	70,789	63,989

Stockholders’ equity
Common stock, $.0001 par value; 40,000,000 shares authorized, 22,306,658 and 22,101,827 shares issued and outstanding at December 31, 2004, and December 31, 2003, respectively	2	2
Treasury stock, 2,198,076 shares at cost at December 31, 2004 And December 31, 2003	(8,002)	(8,002)
Additional paid-in capital	131,031	129,583
Accumulated deficit	(7,348)	(14,381)

Total stockholders’ equity	115,683	107,202

Total liabilities and stockholders’ equity	$186,472	$171,191

MIM Corporation and Subsidiaries
Consolidated Statements of Operations

(In thousands, except per share amounts)

	Three months ended December 31,
	2004	2003
	(Unaudited)	(Unaudited)

Revenue	$166,840	$135,745
Cost of revenue	149,232	120,494

Gross profit	17,608	15,251

Selling, general & administrative expenses	14,898	13,064

Amortization of intangibles	795	463

Income from operations	1,915	1,724

Interest income (expense), net	(176)	(124)

Income before taxes	1,739	1,600

Provision for income taxes	554	640

Net income	$1,185	$960

Weighted average number of shares outstanding:
Basic	22,307	22,096
Diluted	22,626	22,539

Earnings per share (basic)	$0.05	$0.04
Earnings per share (diluted)	$0.05	$0.04

MIM Corporation and Subsidiaries
Consolidated Statements of Operations

(In thousands, except per share amounts)

	Twelve months ended December 31,
	2004	2003
	(Unaudited)

Revenue	$630,516	$588,770
Cost of revenue	562,360	520,249

Gross profit	68,156	68,521

Selling, general & administrative expenses	52,843	50,633

Amortization of intangibles	3,019	1,863

Income from operations	12,294	16,025

Interest income (expense), net	(808)	(808)

Income before taxes	11,486	15,217

Provision for income taxes	4,453	6,087

Net income	$7,033	$9,130

Weighted average number of shares outstanding:
Basic	22,245	22,164
Diluted	22,702	22,640

Earnings per share (basic)	$0.32	$0.41
Earnings per share (diluted)	$0.31	$0.40

MIM Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(In thousands)

	Twelve months ended December 31,
	2004	2003
	(Unaudited)
Cash flows from operating activities:
Net Income	$7,033	$9,130
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,025	5,081
Issuance of stock to employees	93	289
Provision for losses on receivables	1,908	1,713
Changes in assets and liabilities, net of acquired assets:
Receivables, net	(3,818)	12,938
Inventory	(2,559)	767
Prepaid expenses and other current assets	136	(56)
Accounts payable	25	4,692
Claims payable	1,300	(7,510)
Payables to plan sponsors and others	(9,011)	(12,694)
Accrued expenses and other current and non current liabilities	3,162	(7)

Net cash provided by operating activities	3,294	14,343

Cash flows from investing activities:
Purchases of property and equipment, net of disposals	(1,058)	(961)
Costs of acquisitions, net of cash acquired	(14,256)	—
Increase in other assets	(1,764)	(20)

Net cash used in investing activities	(17,078)	(981)

Cash flows from financing activities:
Borrowings on line of credit	7,303	(4,608)
Purchase of treasury stock	—	(5,068)
Proceeds from exercise of stock options	876	622
Principal payments on short term debt	(467)	—
Principal payments on capital lease obligations	(399)	(631)

Net cash provided by (used in) financing activities	7,313	(9,685)

Net (decrease) increase in cash and cash equivalents	(6,471)	3,677

Cash and cash equivalents—beginning of period	9,428	5,751

Cash and cash equivalents—end of period	$2,957	$9,428

MIM Corporation and Subsidiaries
Consolidated Statements of Cash Flows

(In thousands)

	Twelve months ended December 31,
	2004	2003
	(Unaudited)
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$727	$421

Cash paid during the period for income taxes	$3,349	$1,836

Supplemental Data

(In thousands, except per Rx amounts)

	Three months ended December 31,
	2004	2003
PBM pharmacy network claims processed	2,653	2,320
Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	962	763
Gross profit per Adjusted Rx	$4.87	$4.95
Revenue per Adjusted Rx	$46.15	$44.03

	Twelve months ended December 31,
	2004	2003
PBM pharmacy network claims processed	9,777	11,349
Mail (adjusted) and specialty pharmacy prescriptions dispensed internally	3,646	2,901
Gross profit per Adjusted Rx	$5.08	$4.81
Revenue per Adjusted Rx	$46.97	$41.32

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Three Months Ended December 31, 2004

				Acquisition	Restructuring/
	As Reported	TennCare	Synagis	Costs	Settlement	As Adjusted

Revenue
Specialty	$67,745	$—	$—	$—	$—	$67,745
PBM/Mail	$99,095	$(2)	$—	$—	$—	$99,093

Total Revenue	$166,840	$(2)	$—	$—	$—	$166,838

Cost of Revenue
Specialty	$57,591	$—	$—	$—	$—	$57,591
PBM/Mail	$91,641	$—	$—	$—	$—	$91,641

Total Cost of Revenue	$149,232	$—	$—	$—	$—	$149,232

Gross Profit
Specialty	$10,154	$—	$—	$—	$—	$10,154
GP%	15.0%					15.0%
PBM/Mail	$7,454	$(2)	$—	$—	$—	$7,452
GP%	7.5%					7.5%

Total Gross Profit	$17,608	$(2)	$—	$—	$—	$17,606
GP%	10.6%					10.6%

Selling, general & administrative expenses	$14,898	$—	$—	$(75)	$(874)	$13,949
TennCare reserve expense	$—	$—	$—	$—	$—	$—
Amortization	$795	$—	$—	$—	$—	$795

Income from operations	$1,915	$(2)	$—	$75	$874	$2,862

Interest income (expense)	$(176)	$—	$—	$—	$—	$(176)

Income before taxes	$1,739	$(2)	$—	$75	$874	$2,686

Taxes	$554	$(1)	$—	$29	$339	$921
%	31.85%	38.77%	38.77%	38.77%	38.77%	34.29%

Net income	$1,185	$(1)	$—	$46	$535	$1,765

Earnings per share (basic)	$0.05					$0.08
Earnings per share (diluted)	$0.05					$0.08

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Three Months Ended December 31, 2003

					Acquisition	Restructuring/
	As Reported	TennCare	Synagis		Costs	Settlement	As Adjusted

Revenue
Specialty	$48,265	$—		$—	—	—	$48,265
PBM/Mail	$87,480	$—		$—	$—	$—	$87,480

Total Revenue	$135,745	$—		$—	$—	$—	$135,745

Cost of Revenue
Specialty	$38,977	$—		$—	$—	$—	$38,977
PBM/Mail	$81,517	$—		$—	$—	$—	$81,517

Total Cost of Revenue	$120,494	$—		$—	$—	$—	$120,494

Gross Profit
Specialty	$9,288	$—		$—	$—	$—	$9,288
GP%	19.2%						19.2%
PBM/Mail	$5,963	$—		$—	$—	$—	$5,963
GP%	6.8%						6.8%

Total Gross Profit	$15,251	$—		$—	$—	$—	$15,251
GP%	11.2%						11.2%

Selling, general & administrative expenses	$13,064	$—		$—	$(590)	$(867)	$11,607
TennCare reserve expense	$—	$—		$—	$—	$—	$—
Amortization	$463	$—		$—	$—	$—	$463

Income from operations	$1,724	$—		$—	$590	$867	$3,181

Interest income (expense)	$(124)	$—		$—	$—	$—	$(124)

Income before taxes	$1,600	$—		$—	$590	$867	$3,057

Taxes	$640	$—	$		$236	$347	$1,223
%	40.00%	40.00%		40.00%	40.00%	40.00%	40.00%

Net income	$960	$—		$—	$354	$520	$1,834

Earnings per share (basic)	$0.04						$0.08
Earnings per share (diluted)	$0.04						$0.08

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Twelve Months Ended December 31, 2004

				Acquisition	Restructuring/
	As Reported	TennCare	Synagis	Costs	Settlement	As Adjusted

Revenue
Specialty	$251,487	$—	$—	$—	$—	$251,487
PBM/Mail	$379,029	$(2)	$—	$—	$—	$379,027

Total Revenue	$630,516	$(2)	$—	$—	$—	$630,514

Cost of Revenue
Specialty	$209,325	$—	$—	$—	$—	$209,325
PBM/Mail	$353,035	$232	$—	$—	$—	$353,267

Total Cost of Revenue	$562,360	$232	$—	$—	$—	$562,592

Gross Profit
Specialty	$42,162	$—	$—	$—	$—	$42,162
GP%	16.8%					16.8%
PBM/Mail	$25,994	$(234)	$—	$—	$—	$25,760
GP%	6.9%					6.8%

Total Gross Profit	$68,156	$(234)	$—	$—	$—	$67,922
GP%	10.8%					10.8%

Selling, general & administrative expenses	$52,843	$—	$—	$(106)	$(874)	$51,863
TennCare reserve expense	$—	$—	$—	$—	$—	$—
Amortization	$3,019	$—	$—	$—	$—	$3,019

Income from operations	$12,294	$(234)	$—	$106	$874	$13,039

Interest income (expense)	$(808)	$—	$—	$—	$—	$(808)

Income before taxes	$11,486	$(234)	$—	$106	$874	$12,231

Taxes	$4,453	$(91)	$—	$41	$339	$4,742
%	38.77%	38.77%	38.77%	38.77%	38.77%	38.77%

Net income	$7,033	$(143)	$—	$65	$535	$7,490

Earnings per share (basic)	$0.32					$0.34
Earnings per share (diluted)	$0.31					$0.33

Statement of Operations Reconciliation between Non-GAAP and GAAP Measures

For the Twelve Months Ended December 31, 2003

				Acquisition	Restructuring/
	As Reported	TennCare	Synagis	Costs	Settlement	As Adjusted

Revenue
Specialty	$193,243	$—	$(13,740)	$—	$—	$179,503
PBM/Mail	$395,527	$(67,815)	$—	$—	$—	$327,712

Total Revenue	$588,770	$(67,815)	$(13,740)	$—	$—	$507,215

Cost of Revenue
Specialty	$154,966	$—	$(12,833)	$—	$—	$142,133
PBM/Mail	$365,283	$(62,239)	$—	$—	$—	$303,044

Total Cost of Revenue	$520,249	$(62,239)	$(12,833)	$—	$—	$445,177

Gross Profit
Specialty	$38,277	$—	$(907)	$—	$—	$37,370
GP%	19.8%					20.8%
PBM/Mail	$30,244	$(5,576)	$—	$—	$—	$24,668
GP%	7.6%					7.5%

Total Gross Profit	$68,521	$(5,576)	$(907)	$—	$—	$62,038
GP%	11.6%					12.2%

Selling, general & administrative expenses	$50,633	$—	$—	$(692)	$(2,456)	$47,485
TennCare reserve expense	$—	$—	$—	$—	$—	$—
Amortization	$1,863	$—	$—	$—	$—	$1,863

Income from operations	$16,025	$(5,576)	$(907)	$692	$2,456	$12,690

Interest income (expense)	$(808)	$—	$—	$—	$—	$(808)

Income before taxes	$15,217	$(5,576)	$(907)	$692	$2,456	$11,882

Taxes	$6,087	$(2,231)	$(363)	$277	$982	$4,753
%	40.00%	40.00%	40.00%	40.00%	40.00%	40.00%

Net income	$9,130	$(3,346)	$(544)	$415	$1,474	$7,129

Earnings per share (basic)	$0.41					$0.32
Earnings per share (diluted)	$0.40					$0.31